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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ___________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Date of Report:  January 29, 2010
               Date of Earliest Event Reported:  January 28, 2010
                                  ___________


                                 MAXIMUS, INC.
             (Exact name of registrant as specified in its charter)


            Virginia                1-12997               54-1000588
  (State or other jurisdiction    (Commission          (I.R.S. Employer
        of incorporation)         File Number)        Identification No.)

            11419 Sunset Hills Road,
               Reston, Virginia                     20190-5207
    (Address of principal executive offices)        (Zip Code)

      Registrant's telephone number, including area code:  (703) 251-8500

                                 Not Applicable
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01     Other Events.

Effective January 28, 2010, MAXIMUS entered into a Mutual Release and Settlement Agreement with a transit agency customer under which the parties agreed to a mutual termination of a contract for certain enterprise resource planning ("ERP") implementation and integration services. This resolution was made in conjunction with the Company's recent announcement of its intention to divest its ERP Solutions business.

The resolution will result in a net after-tax charge to MAXIMUS of $2.2 million, or approximately $0.12 per diluted share, which will be reflected as a charge to discontinued operations in the Company's first fiscal quarter ended December 31, 2009. It also brings to a close a project that had resulted in significant losses to the Company over the last two years.

The charge will have no impact to the Company's financial results from continuing operations and will not impact the Company's previously disclosed guidance on continuing operations.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       MAXIMUS, Inc.


Date:  January 29, 2010                By:   /s/ David R. Francis
                                           -------------------------------------
                                           David R. Francis
                                           General Counsel and Secretary